Exhibit 99(1) HESS CORPORATION

News Release

HESS REPORTS ESTIMATED RESULTS FOR THE FIRST QUARTER OF 2014

First Quarter Highlights:

●	Net income was $386 million, compared to $1,276 million in the first quarter of 2013
●	Adjusted earnings were $446 million or $1.38 per share
●	Cash flow from operations before working capital changes was $1.41 billion in the first quarter of 2014
●
Oil and gas production was 318,000 barrels of oil equivalent per day (boepd) in the first quarter and 389,000 boepd in the year-ago quarter.  Pro forma production, excluding Libya, was 297,000 boepd in the first quarter of 2014, up 11 percent from 268,000 boepd in 2013

●	The Tioga gas plant expansion project commenced start-up operations with first gas in late March
●
The Corporation purchased 12.6 million common shares during the first quarter, for a cost of approximately $1.0 billion, bringing total shares repurchased under the program to 31.9 million for a total cost of approximately $2.54 billion

NEW YORK, April 30, 2014 -- Hess Corporation (NYSE: HES) today reported net income of $386 million for the quarter ended March 31, 2014.  Adjusted earnings, which exclude items affecting comparability, were $446 million or $1.38 per common share, compared with $669 million or $1.95 per share in the prior year quarter.  The decrease in adjusted earnings was primarily due to the impact on operating earnings related to divesting E&P assets and downstream businesses.

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended
	March 31, (unaudited)
	2014	2013
	(In millions,
	except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$508	$1,286
Corporate and Interest	(89)	(109)
Downstream Businesses	(33)	99
Net income attributable to Hess Corporation	$386	$1,276

Net income per share (diluted)	$1.20	$3.72

Adjusted Earnings (Losses)
Exploration and Production	$514	$698
Corporate and Interest	(81)	(98)
Downstream Businesses	13	69
Adjusted earnings attributable to Hess Corporation	$446	$669

Adjusted earnings per share (diluted)	$1.38	$1.95

Weighted average number of shares (diluted)	322.6	342.6

Note: See page 6 for a table of items affecting comparability of earnings between periods.

John Hess, Chief Executive Officer of Hess, said: “Our results this quarter demonstrate continued execution of our plan to drive cash-generative growth and sustainable returns for our shareholders through a focused portfolio of world-class E&P assets. In the first quarter, our growth assets performed well, with higher production from Valhall and North Malay Basin. In addition, current Bakken production levels are in excess of 80,000 barrels of oil equivalent per day following completion of the Tioga gas plant expansion. Tubular Bells is on track for first oil in the third quarter and well results from the Utica shale play are encouraging. Overall, we remain very enthusiastic about the prospects for our company in 2014 and beyond.”

Exploration and Production:
Exploration and Production earnings were $508 million in the first quarter of 2014, compared with $1,286 million in the first quarter of 2013.  Adjusted earnings were $514 million in the first quarter of 2014 and $698 million in the first quarter of 2013.

Oil and gas production was 318,000 boepd in the first quarter of 2014 and 389,000 in the year-ago quarter.  Asset sales lowered production by 77,000 boepd, while extended shutdowns caused by civil unrest in Libya reduced production by approximately 23,000 boepd versus the year-ago quarter.  Production from the Valhall Field offshore Norway was 37,000 boepd, an increase of 32,000 boepd from the prior year quarter, which was impacted by a redevelopment project.  The Corporation’s average worldwide crude oil selling price, including the effect of hedging, was $99.17 per barrel, up from $94.50 per barrel in the same quarter a year ago.  The average worldwide natural gas selling price was $7.03 per mcf in the first quarter of 2014, up from $6.62 per mcf in the first quarter a year ago.

Excluding production from Libya and assets sold and classified as held-for-sale, pro forma production was 297,000 boepd in the first quarter of 2014, an increase of 11 percent from 268,000 boepd in the first quarter of 2013.  The Corporation still expects production, excluding Libya and asset sales, to average between 305,000 boepd and 315,000 boepd in 2014 driven by continued growth in the Bakken, higher production from the Valhall Field post completion of the redevelopment project in 2013, and the planned start-up of the Tubular Bells Field in the Gulf of Mexico in the third quarter of 2014.

Operational Highlights:
Bakken (Onshore U.S.):  Production in the Bakken was curtailed in the first quarter, primarily due to the shutdown of the Tioga gas plant to complete the expansion project.  The Corporation’s net production averaged 63,000 boepd.  Hess brought 30 operated wells on production in the quarter, and drilling and completion costs per operated well averaged $7.5 million.  The Tioga gas plant expansion project was completed in the first quarter of 2014 with start-up operations commencing in late March.  The gas plant is now operational and Bakken production levels are in excess of 80,000 boepd.

Utica (Onshore U.S.):  In the first quarter of 2014, the Corporation reached an agreement to sell approximately 74,000 net acres of its 100 percent owned dry gas acreage position.  During the quarter, eight wells were drilled on the Corporation’s Utica joint venture acreage.

Valhall (Offshore Norway): Net production averaged 37,000 boepd during the first quarter of 2014, compared with 5,000 boepd in the year-ago quarter following completion of a redevelopment project in 2013.

North Malay Basin (Offshore Malaysia):  Production averaged 7,000 boepd in the first quarter of 2014.  Progress continues on the full field development where the Corporation expects to award contracts on the Central Processing Platform in the second quarter.

Kurdistan Region of Iraq (Onshore):  The Corporation’s first exploration well on the Shakrok block is progressing with production test results expected in the second quarter.  On the Dinarta block, the rig has been mobilized and drilling is expected to commence in the second quarter of 2014.

Ghana (Offshore): In April 2014, the Corporation signed a farmdown agreement to reduce its working interest from 90 percent to 50 percent.  This agreement is subject to approval by the Ghanaian government.  The Corporation plans to drill three appraisal wells, commencing in the second quarter of 2014.

Tubular Bells (Offshore U.S.):  The host facilities (SPAR Hull and Topsides) were completed and installed in the first quarter.  The offshore hook-up and final commissioning is underway with first production anticipated in the third quarter of 2014.

Capital and Exploratory Expenditures:
Capital and exploratory expenditures in the first quarter of 2014 were $1,522 million, of which $1,208 million related to Exploration and Production operations.  The Corporation’s capital expenditures included $290 million related to the acquisition of its partners' 56 percent interest in WilcoHess, a retail gasoline joint venture.  Capital and exploratory expenditures for the first quarter of 2013 were $1,631 million, of which $1,613 million related to Exploration and Production operations.

Asset Sales:
During the first quarter, the Corporation completed the sale of its interest in the Pangkah Field, offshore Indonesia, for cash proceeds of approximately $650 million.  The Corporation also reached an agreement to sell approximately 74,000 acres of its dry gas position in the Utica Shale for $924 million.  Approximately 47,000 acres were sold in March 2014 for proceeds of approximately $590 million, and the sale of the remaining dry gas acres is expected to be completed in the second half of the year.  In April, the Corporation announced that it had completed the sale of its assets in Thailand for proceeds of approximately $1 billion, effective July 1, 2013.  The Corporation also signed an agreement in April, with completion expected mid-year, to sell its 50 percent interest in a joint venture that is constructing an electric generating facility in Newark, New Jersey for approximately $330 million.  Divestiture processes continue for the Corporation’s retail marketing and energy trading businesses.

Liquidity:
Net cash provided by operating activities was $1,158 million in the first quarter of 2014, compared with $819 million in the same quarter of 2013.  At March 31, 2014, cash and cash equivalents totaled $1,288 million, compared with $1,814 million at December 31, 2013.  Total debt was $5,576 million at March 31, 2014 compared with $5,798 million at December 31, 2013.  The Corporation’s debt to capitalization ratio at March 31, 2014 was 18.7 percent, down from 19.0 percent at the end of 2013.

Returning Capital to Shareholders:
In the first quarter of 2014, the Corporation purchased approximately 12.6 million shares of common stock at a cost of approximately $1.0 billion for an average cost per share of $79.33, under the Corporation’s authorized $4 billion share repurchase program.  Since initiation of the buyback program in August 2013, total shares repurchased through March 31, 2014 were approximately 31.9 million shares at a total cost of approximately $2.54 billion for an average cost per share of $79.53.  The total shares purchased through March 31, 2014 represent approximately 9 percent of fully diluted shares at the commencement of the repurchase program.  The Corporation’s fully diluted shares were 316.4 million at March 31, 2014.

Downstream Businesses:
The downstream businesses reported losses of $33 million in the first quarter of 2014, compared with income of $99 million in the same period in 2013.  Adjusted earnings were $13 million in the first quarter of 2014 and $69 million in the first quarter of 2013.  The decrease in adjusted earnings was primarily the result of the divestiture of the energy marketing and terminal businesses in the fourth quarter of 2013 and the wind down of operations.

Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended
	March 31, (unaudited)
	2014	2013
	(In millions)
Exploration and Production	$(6)	$588
Corporate and Interest	(8)	(11)
Downstream Businesses	(46)	30

Total items affecting comparability of earnings between periods	$(60)	$607

Exploration and Production:  First quarter 2014 Exploration and Production results included an after-tax charge of $6 million for employee severance ($6 million pre-tax).

Corporate and Interest:  First quarter results included after-tax charges of $8 million ($12 million pre-tax) for severance and other exit costs.

Downstream Businesses:  First quarter results included an after-tax gain of $24 million ($39 million pre-tax) resulting from the required remeasurement of the Corporation’s original 44 percent investment in WilcoHess at fair value following acquisition of the remaining interest in the venture.  The Corporation also recorded after-tax income of $16 million ($25 million pre-tax) resulting from the liquidation of last-in, first-out (LIFO) inventories.  These gains were offset by an after-tax charge of $52 million ($84 million pre-tax) to reduce to fair value the Corporation’s investment in the Bayonne Energy Center joint venture (Hess 50 percent) and $34 million after income taxes ($53 million pre-tax) for exit costs, severance and other charges.

Reconciliation of U.S. GAAP to Non-GAAP measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted earnings:

	Three Months Ended
	March 31, (unaudited)
	2014	2013
	(In millions)
Net income attributable to Hess Corporation	$386	$1,276
Less: Total items affecting comparability of earnings between periods	(60)	607
Adjusted earnings attributable to Hess Corporation	$446	$669

The following table reconciles reported net cash provided by operating activities to cash flows from operations before changes in working capital:

Three Months
Ended
March 31, 2014
(unaudited)
(In millions)
Net cash provided by operating activities	$1,158
Add back: Increases in working capital	248
Cash flows from operations, excluding
working capital changes	$1,406

Hess Corporation will review first quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements
Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data. Estimates and projections contained in this release are based on the Company’s current understanding and assessment based on reasonable assumptions. Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measures
The Corporation has used two non-GAAP financial measures in this earnings release. “Adjusted earnings” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Cash flows from operations, excluding working capital changes” is defined as net cash provided by operating activities before adjustments for changes in working capital. We believe that investors’ understanding of our performance is enhanced by disclosing these measures. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted earnings and a reconciliation of net cash provided by operating activities (U.S. GAAP) to cash flows from operations excluding working capital changes, are provided in the release.

For Hess Corporation

Investor Contact:
Jay Wilson
(212) 536-8940

Media Contact:
Michael Henson/Patrick Scanlan
Sard Verbinnen & Co
(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2014	2013	2013
Income Statement
Revenues and Non-operating Income
Sales and other operating revenues	$5,554	$6,106	$5,183
Gains on asset sales, net	10	688	380
Other, net	(58)	(34)	5

Total revenues and non-operating income	5,506	6,760	5,568

Costs and Expenses
Cost of products sold (excluding items shown separately below)	2,922	3,054	2,693
Operating costs and expenses	466	585	546
Production and severance taxes	62	130	61
Marketing expenses	293	225	245
Exploration expenses, including dry holes and lease impairment	119	219	458
General and administrative expenses	153	158	214
Interest expense	81	106	97
Depreciation, depletion and amortization	752	689	778
Asset impairments	-	-	289

Total costs and expenses	4,848	5,166	5,381

Income from continuing operations before income taxes	658	1,594	187
Provision (benefit) for income taxes	248	451	(666)

Net income from continuing operations	410	1,143	853
Net income from discontinued operations	11	130	1,062

Net income	421	1,273	1,915
Less: Net income (loss) attributable to noncontrolling interests	35	(3)	(10)
Net income attributable to Hess Corporation	$386	$1,276	$1,925

Cash Flow Information
Net cash provided by operating activities (*)	$1,158	$819	$1,550
Net cash provided by (used in) investing activities	(262)	(261)	1,390
Net cash provided by (used in) financing activities	(1,422)	(756)	(1,447)
Net increase (decrease) in cash and cash equivalents	$(526)	$(198)	$1,493

(*) Includes changes in working capital.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	March 31,	December 31,
	2014	2013
Balance Sheet Information

Cash and cash equivalents	$1,288	$1,814
Assets held for sale	366	1,097
Other current assets	5,606	5,688
Investments	485	687
Property, plant and equipment – net	29,166	28,771
Other long-term assets	4,725	4,697
Total assets	$41,636	$42,754

Short-term debt and current maturities of long-term debt	$142	$378
Liabilities associated with assets held for sale	193	286
Other current liabilities	5,858	5,894
Long-term debt	5,434	5,420
Other long-term liabilities	5,767	5,992
Total equity excluding other comprehensive income (loss)	24,518	25,122
Accumulated other comprehensive income (loss)	(276)	(338)
Total liabilities and equity	$41,636	$42,754

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	First		First	Fourth
	Quarter		Quarter	Quarter
	2014		2013	2013
Capital and Exploratory Expenditures
Exploration and Production
United States
Bakken	$451		$535	$571
Other Onshore	155		176	176
Total Onshore	606		711	747
Offshore	162		228	212
Total United States	768		939	959

Europe	145		219	174
Africa	100		229	132
Asia and other	195		226	211

Total Exploration and Production	1,208		1,613	1,476

Other	314	(*)	18	68

Total Capital and Exploratory Expenditures	$1,522		$1,631	$1,544

Total exploration expenses charged to income included above	$78		$110	$123

(*)  Includes $290 million related to the Corporation’s acquisition of its partners' 56 percent interest in WilcoHess, a retail gasoline joint venture.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	First Quarter 2014
	United States		International		Total

Sales and other operating revenues	$1,545		$1,128		$2,673
Gains on asset sales, net	-		10		10
Other, net	(2)		(4)		(6)

Total revenues and non-operating income	1,543		1,134		2,677

Costs and Expenses
Cost of products sold (excluding items shown separately below)	414		(21)		393
Operating costs and expenses	209		257		466
Production and severance taxes	58		4		62
Exploration expenses, including dry holes and lease impairment	47		72		119
General and administrative expenses	58		22		80
Depreciation, depletion and amortization	360		361		721

Total costs and expenses	1,146		695		1,841

Results of operations before income taxes	397		439		836
Provision (benefit) for income taxes	157		171		328

Net income	240		268		508
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$240		$268	(b)	$508

	First Quarter 2013
	United States		International		Total

Sales and other operating revenues	$1,691		$1,775		$3,466
Gains on asset sales, net	-		688		688
Other, net	(6)		(29)		(35)

Total revenues and non-operating income	1,685		2,434		4,119

Costs and Expenses
Cost of products sold (excluding items shown separately below)	577		19		596
Operating costs and expenses	191		394		585
Production and severance taxes	57		73		130
Exploration expenses, including dry holes and lease impairment	108		111		219
General and administrative expenses	41		44		85
Depreciation, depletion and amortization	365		311		676

Total costs and expenses	1,339		952		2,291

Results of operations before income taxes	346		1,482		1,828
Provision (benefit) for income taxes	145		390		535

Net income	201		1,092		1,293
Less: Net income attributable to noncontrolling interests	-		7		7

Net income attributable to Hess Corporation	$201	(a)	$1,085	(b)	$1,286

(a)	The results of crude oil hedging activities were after-tax realized losses of $4 million in the first quarter of 2013.

(b)	The results of crude oil hedging activities were after-tax realized gains of $2 million in the first quarter of 2014 and losses of $7 million in the first quarter of 2013.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Fourth Quarter 2013
	United States		International		Total

Sales and other operating revenues	$1,396		$1,326		$2,722
Gains on asset sales, net	(6)		386		380
Other, net	(1)		-		(1)

Total revenues and non-operating income	1,389		1,712		3,101

Costs and Expenses
Cost of products sold (excluding items shown separately below)	413		49		462
Operating costs and expenses	213		333		546
Production and severance taxes	56		5		61
Exploration expenses, including dry holes and lease impairment	129		329		458
General and administrative expenses	72		37		109
Depreciation, depletion and amortization	347		363		710
Asset impairments	-		289		289

Total costs and expenses	1,230		1,405		2,635

Results of operations before income taxes	159		307		466
Provision (benefit) for income taxes	45		(608)		(563)

Net income	114		915		1,029
Less: Net income attributable to noncontrolling interests	-		-		-

Net income attributable to Hess Corporation	$114	(a)	$915	(b)	$1,029

(a)	The results of crude oil hedging activities were after-tax realized gains of $1 million in the fourth quarter of 2013.

(b)	The results of crude oil hedging activities were after-tax realized gains of $1 million in the fourth quarter of 2013.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2014	2013	2013
Operating Data
Net Production Per Day (in thousands)
Crude oil - barrels
United States
Bakken	58	53	57
Other Onshore	9	13	9
Total Onshore	67	66	66
Offshore	51	47	41
Total United States	118	113	107

Europe	39	65	39
Africa	48	78	42
Asia	5	16	9
Total	210	272	197

Natural gas liquids - barrels
United States
Bakken	2	6	5
Other Onshore	2	4	3
Total Onshore	4	10	8
Offshore	7	7	5
Total United States	11	17	13

Europe	2	-	2
Asia	-	1	1
Total	13	18	16

Natural gas - mcf
United States
Bakken	15	34	33
Other Onshore	26	27	23
Total Onshore	41	61	56
Offshore	78	72	58
Total United States	119	133	114

Europe	37	13	33
Asia and other	415	447	418
Total	571	593	565

Barrels of oil equivalent	318	389	307

Sales Volumes Per Day (in thousands)
Crude oil - barrels	197	275	202
Natural gas liquids - barrels	12	18	16
Natural gas - mcf	571	596	566
Barrels of oil equivalent	305	393	313

Sales Volumes (in thousands)
Crude oil - barrels	17,750	24,767	18,598
Natural gas liquids - barrels	1,122	1,647	1,485
Natural gas - mcf	51,357	53,662	52,085
Barrels of oil equivalent	27,432	35,358	28,764

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2014	2013	2013
Operating Data
Average Selling Prices
Crude oil - per barrel (including hedging)
United States
Onshore	$88.04	$89.46	$84.54
Offshore	99.34	107.52	93.62
Total United States	92.94	97.03	87.98

Europe	109.17	63.51	110.73
Africa	108.40	109.81	109.34
Asia	102.29	110.70	105.20
Worldwide	99.17	94.50	98.27

Crude oil - per barrel (excluding hedging)
United States
Onshore	$88.04	$89.82	$84.47
Offshore	99.34	108.70	93.34
Total United States	92.94	97.74	87.83

Europe	108.74	63.69	110.20
Africa	107.92	111.18	109.32
Asia	102.29	110.70	105.20
Worldwide	99.00	95.24	98.07

Natural gas liquids - per barrel
United States
Onshore	$53.46	$43.47	$46.02
Offshore	34.07	27.79	30.29
Total United States	41.54	37.29	40.08

Europe	63.83	45.77	59.78
Asia	-	79.44	81.11
Worldwide	44.28	38.67	44.59

Natural gas - per mcf
United States
Onshore	$6.10	$2.86	$3.39
Offshore	4.37	2.54	2.96
Total United States	4.96	2.69	3.17

Europe	11.48	7.98	11.82
Asia and other	7.23	7.75	7.62
Worldwide	7.03	6.62	6.97

For Hess Corporation

Investor Contact:
Jay Wilson
(212) 536-8940

Media Contact:
Michael Henson/Patrick Scanlan
Sard Verbinnen & Co
(212) 687-8080